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Metris Receivables, Inc.                           Metris Master Trust                                              Monthly Report
Securityholders' Statement                             Series 2000-1                                                      Apr-2003
Section 5.2                                                                   Class A             Class B        Excess Collateral
(i)  Security Amount ..................................................    447,514,000.00       67,956,000.00       147,513,425.00
(ii)  Security Principal Distributed ..................................              0.00                0.00                 0.00
(iii)  Security Interest Distributed ..................................        584,005.77          109,484.67           185,214.62
(iv)  Principal Collections ...........................................     21,804,239.32        3,311,022.42         7,187,301.45
(v)  Finance Charge Collections .......................................      9,386,431.02        1,425,350.50         3,094,036.37
       Recoveries .....................................................        497,357.18           75,524.80           163,943.16
       Principal Funding Account Investment Earnings ..................              0.00                0.00                 0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00                0.00                 0.00
         Total Finance Charge Collections .............................      9,883,788.20        1,500,875.30         3,257,979.53
                        Total Collections .............................     31,688,027.52        4,811,897.72        10,445,280.98
(vi)  Aggregate Amount of Principal Receivables .......................                --                  --                   --
       Invested Amount (End of Month) .................................    447,514,000.00       67,956,000.00       147,513,425.00
       Floating Allocation Percentage .................................         4.9286958%          0.7484335%           1.6246392%
       Fixed/Floating Allocation Percentage ...........................         4.9286958%          0.7484335%           1.6246392%
       Invested Amount (Beginning of Month) ...........................    447,514,000.00       67,956,000.00       147,513,425.00
       Average Daily Invested Amount ..................................                --                  --                   --
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --                  --                   --
       Current ........................................................                --                  --                82.18%
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                --                  --                 5.98%
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                --                  --                 3.25%
       90 Days and Over (60+ Days Contractually Delinquent) ...........                --                  --                 8.58%
                        Total Receivables .............................                --                  --               100.00%
(viii)  Aggregate Investor Default Amount .............................                --                  --                   --
         As a % of Average Daily Invested Amount ......................                --                  --                   --
        (Annualized based on 365 days/year) ...........................                --                  --                   --
(ix)  Charge-Offs .....................................................              0.00                0.00                 0.00
(x)  Servicing Fee ....................................................                --                  --                   --
(xi)  Unreimbursed Redirected Principal Collections ...................                --                  --                   --
(xii)  Excess Funding Account Balance .................................                --                  --                   --
(xiii)  New Accounts Added ............................................                --                  --                   --
(xiv)  Average Gross Portfolio Yield ..................................                --                  --                   --
         Average Net Portfolio Yield ..................................                --                  --                   --
(xv)  Minimum Base Rate ...............................................                --                  --                   --
        Excess Spread .................................................                --                  --                   --
(xvi)  Principal Funding Account Balance ..............................                --                  --                   --
(xvii)  Accumulation Shortfall ........................................                --                  --                   --
(xviii)  Scheduled date for the commencement of the Accumulation Period                --                  --                   --
        Accumulation Period Length ....................................                --                  --                   --
(xix)  Principal Funding Account Investment Proceeds Deposit ..........                --                  --                   --
        Required Reserve Account Amount ...............................                --                  --                   --
        Available Reserve Account Amount ..............................                --                  --                   --
        Covered Amount ................................................                --                  --                   --
(xx)  Aggregate Interest Rate Caps Notional Amount ....................                --                  --                   --
        Deposit to the Caps Proceeds Account ..........................                --                  --                   --
(xxi)  Net Excess Spread Trigger Event Occurrence .....................                --                  --                   --
          Invested Amount .............................................                --                  --                   --
          Current One Month Excess Spread (%) .........................                --                  --                   --
          Current Three Month Average Excess Spread (%) ...............                --                  --                   --
          Note Reserve (%) ............................................                --                  --                   --
          Note Reserve Maximum as of 5/16/03 ($) ......................                --                  --                   --
              Note Reserve Account, Beginning Balance, 4/1/03 .........                --                  --                   --
              Current Month Deposits ..................................                --                  --                   --
              Current Month Releases ..................................                --                  --                   --
          Note Reserve Account, Ending Balance, 4/30/03 ...............                --                  --                   --

                                                                                Total
(i)  Security Amount ..................................................    662,983,425.00
(ii)  Security Principal Distributed ..................................              0.00
(iii)  Security Interest Distributed ..................................        878,705.06
(iv)  Principal Collections ...........................................     32,302,563.19
(v)  Finance Charge Collections .......................................     13,905,817.89
       Recoveries .....................................................        736,825.14
       Principal Funding Account Investment Earnings ..................              0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00
         Total Finance Charge Collections .............................     14,642,643.03
                        Total Collections .............................     46,945,206.22
(vi)  Aggregate Amount of Principal Receivables .......................  9,079,764,995.13
       Invested Amount (End of Month) .................................    662,983,425.00
       Floating Allocation Percentage .................................         7.3017686%
       Fixed/Floating Allocation Percentage ...........................         7.3017686%
       Invested Amount (Beginning of Month) ...........................    662,983,425.00
       Average Daily Invested Amount ..................................    662,983,425.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --
       Current ........................................................  7,923,793,813.90
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....    576,807,117.43
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....    313,790,335.65
       90 Days and Over (60+ Days Contractually Delinquent) ...........    827,478,757.20
                        Total Receivables .............................  9,641,870,024.18
(viii)  Aggregate Investor Default Amount .............................     11,260,391.92
         As a % of Average Daily Invested Amount ......................                --
        (Annualized based on 365 days/year) ...........................             20.66%
(ix)  Charge-Offs .....................................................              0.00
(x)  Servicing Fee ....................................................      1,089,835.77
(xi)  Unreimbursed Redirected Principal Collections ...................              0.00
(xii)  Excess Funding Account Balance .................................              0.00
(xiii)  New Accounts Added ............................................                 0
(xiv)  Average Gross Portfolio Yield ..................................             26.87%
         Average Net Portfolio Yield ..................................              6.21%
(xv)  Minimum Base Rate ...............................................              3.82%
        Excess Spread .................................................              2.39%
(xvi)  Principal Funding Account Balance ..............................              0.00
(xvii)  Accumulation Shortfall ........................................              0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period      January 2004
        Accumulation Period Length ....................................               N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              0.00
        Required Reserve Account Amount ...............................              0.00
        Available Reserve Account Amount ..............................              0.00
        Covered Amount ................................................              0.00
(xx)  Aggregate Interest Rate Caps Notional Amount ....................    600,000,000.00
        Deposit to the Caps Proceeds Account ..........................              0.00
(xxi)  Net Excess Spread Trigger Event Occurrence .....................               Yes
          Invested Amount .............................................    662,983,425.00
          Current One Month Excess Spread (%) .........................              2.39%
          Current Three Month Average Excess Spread (%) ...............              2.62%
          Note Reserve (%) ............................................              5.00%
          Note Reserve Maximum as of 5/16/03 ($) ......................     33,149,171.00
              Note Reserve Account, Beginning Balance, 4/1/03 .........      6,416,817.82
              Current Month Deposits ..................................      1,646,650.92
              Current Month Releases ..................................              0.00
          Note Reserve Account, Ending Balance, 4/30/03 ...............      8,063,468.74
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